As filed with the Securities and Exchange Commission on September 15, 1997
                                                  Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                          SECURE COMPUTING CORPORATION
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                              52-1637226
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

           2675 LONG LAKE ROAD                                     55113
          ROSEVILLE, MINNESOTA                                   (Zip Code)
(Address of principal executive offices)


                          SECURE COMPUTING CORPORATION
                       1997 NON-OFFICER STOCK OPTION PLAN
                            (Full title of the plan)

                                Jeffrey H. Waxman
                      Chairman and Chief Executive Officer
                          Secure Computing Corporation
                               2675 Long Lake Road
                           Roseville, Minnesota 55113
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (612) 628-2700

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

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======================================================================================================
                                                                   Proposed
                                              Proposed             maximum
       Title of             Amount            maximum              aggregate          Amount of
     securities to           to be         offering price          offering          registration
     be registered       registered(1)     per share(1)(2)        price(1)(2)            fee
======================================================================================================
     Common Stock,          250,000
    $.01 par value          shares             $6.125             $1,531,250             $464
======================================================================================================

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(1)      The Registration Statement relates to 250,000 shares of Common Stock to be offered pursuant to the registrant's 1997 Non-Officer Stock Option Plan.

(2) Estimated solely for the purpose of the registration fee pursuant to Rule 457(h)(1) based on the average of the high and low sales prices per share of the Registrant's Common Stock on September 8, 1997, as reported on the Nasdaq National Market.

================================================================================

                          SECURE COMPUTING CORPORATION

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents, previously filed (File No. 0-27074) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are, as of their respective dates, incorporated by reference and made a part hereof:

                           (1) The latest Annual Report on Form 10-K of Secure
                  Computing Corporation (the "Company") for the fiscal year ended December 31, 1996 filed pursuant to Section 13 of the Exchange Act.

                           (2) All other reports filed pursuant to Section 13(a)
                  or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above.

                           (3) The description of the Company's Common Stock
                  which is contained in the Registration Statement on Form 8-A (Registration No. 0-27074) filed October 27, 1995, (and declared effective on November 16, 1995) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and all amendments and reports filed for the purpose of updating such description.

                  All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicate that all of the shares of Common Stock offered have been sold or which deregister all shares of the Common Stock then remaining unsold shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of such documents.

                  Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Delaware General Corporation Law and Article V of the By-Laws of the Company provide for broad indemnification of directors and officers of the Company.

                  The Company also maintains a director and officer insurance policy which insures the Company and its directors and officers against damages, judgments, settlements and costs incurred by reason of certain acts of such persons in their capacities as directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.

ITEM 8.  EXHIBITS.

         Exhibit                            Description
         -------                            -----------

         4                 Secure Computing Corporation 1997 Non-Officer Stock
                           Option Plan.

         5                 Opinion of Faegre & Benson LLP.

         23.1 Consent of Faegre & Benson LLP (contained in Exhibit 5 to this Registration Statement).

         23.2              Consent of Ernst & Young LLP

         23.3              Consent of Price Waterhouse, Chartered Accountants,
                           Toronto, Canada

         23.4              Consent of Price Waterhouse LLP, San Jose, California

         23.5              Consent of McClurkin Ahier & Company, Chartered
                           Accountants

         24                Powers of Attorney.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseville, State of Minnesota, on September 12, 1997.

                                      SECURE COMPUTING CORPORATION

                                      By   /s/ Jeffrey H. Waxman
                                        ----------------------------------------
                                           Jeffrey H. Waxman
                                           President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 12, 1997.

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Signature                                             Title
---------                                             -----
/s/ Jeffrey H. Waxman              President, Chief Executive Officer and Director
-------------------------------         (Principal Executive Officer)
Jeffrey H. Waxman

/s/ Timothy P. McGurran            Vice President of Operations and Chief Financial Officer
-------------------------------         (Principal Financial and Accounting Officer)
Timothy P. McGurran

Betsy S. Atkins*                   Director

Eric P. Rundquist*                 Director

Robert J. Frankenberg*             Director

Glenn G. Mackintosh*               Director                            A majority of the
                                                                       Board of Directors
Stephen M. Puricelli*              Director

Dennis J. Shaughnessy*             Director

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*        Jeffrey H. Waxman, by signing his name hereto, does hereby sign this document on behalf of each of the above named directors of the Registrant pursuant to powers of attorney duly executed by each person.

                                        By   /s/ Jeffrey H. Waxman
                                          -------------------------------------
                                             Jeffrey H. Waxman, Attorney in Fact

                                            INDEX TO EXHIBITS

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                                                                                                     Method
Exhibit                                      Description                                           of Filing
-------                                      -----------                                           ---------
4            Secure Computing Corporation 1997 Non-Officer Stock Option
             Plan..............................................................................Filed Electronically

5            Opinion of Faegre & Benson LLP....................................................Filed Electronically

23.1         Consent of Faegre & Benson LLP
             (contained in its opinion filed as Exhibit 5 to this Registration Statement)

23.2         Consent of Ernst & Young LLP......................................................Filed Electronically

23.3         Consent of Price Waterhouse, Chartered Accountants, Toronto, Canada...............Filed Electronically

23.4         Consent of Price Waterhouse LLP, San Jose, California.............................Filed Electronically

23.5         Consent of McClurkin Ahier & Company, Chartered Accountants.......................Filed Electronically

24           Powers of Attorney................................................................Filed Electronically

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